Exhibit 99.1

Hatteras Financial Corp. Announces Second Quarter 2013 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--July 23, 2013--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Highlights

  GAAP net income of $0.66 per weighted average share
  Net income of $0.60 per weighted average share excluding Eurodollar gains
  Declared a $0.70 per share dividend
  Quarter end book value of $22.18 per share
  Equity decline of 19.3 % for quarter and year-to-date
  Maintained earning assets
  Realized average net interest spread of 0.93%
  Weighted average constant prepayment rate (“CPR”) of 20.8
  Annualized total expense ratio of 0.92% of average shareholders’ equity
  Return on average common equity of 9.47%
  Weighted average repurchase agreement rate of 0.38%

Second Quarter 2013 Results

During the quarter ended June 30, 2013, the Company earned net income available to common shareholders of $65.3 million, or $0.66 per diluted common share, compared to net income of $61.8 million, or $0.62 per diluted common share, during the quarter ended March 31, 2013. The Company realized gains of $8.8 million on sales of its agency securities during the quarter. In addition, $5.5 million of net income was attributable to the mark-to-market of the positive move in the hedge related Eurodollar futures contracts during the quarter. Net interest income for the quarter ended June 30, 2013 was $63.4 million, compared to $71.4 million for the quarter ended March 31, 2013 reflecting the decreasing yield on the portfolio. The Company’s average earning assets increased to $24.8 billion for the second quarter of 2013 from $24.1 billion in the first quarter of 2013. The Company’s net interest margin decreased to 0.93% for the second quarter of 2013 from 1.11% in the first quarter of 2013. The Company’s cost of funds (including hedges) was 0.92% compared to 0.95% in the first quarter of 2013. The Company’s average repurchase agreement (repo) rate for the second quarter of 2013 was 0.38% compared to 0.41% in the first quarter of 2013. The weighted average interest rate on the Company’s interest rate swaps declined from 1.43% in the first quarter of 2013 to 1.41% in the second quarter of 2013. Operating expenses increased slightly to $6.9 million from the prior quarter amount of $6.7 million. Total annualized expenses were 0.92% of average shareholders’ equity for the quarter ended June 30, 2013, slightly above the previous quarter at 0.88%, mostly a reflection of the decrease in average equity.

“A market sell-off resulted in U.S. Treasury and agency security interest rates increasing steadily throughout May and June with spreads over the Treasury curve widening to levels higher than we’ve seen since the Federal Reserve’s first quantitative easing program,” said Michael R. Hough, the Company’s Chief Executive Officer. “Prices on hybrid adjustable-rate mortgage securities (ARMs) moved dramatically during the last two weeks of June and underperformed relative to fixed-rate mortgage securities. This was compounded by the less orderly markets over quarter end.”

“While we have always managed to a longer term horizon, periods of short term volatility must be managed independently. Our business model has proven resilient in the past and is designed to provide flexibility to better manage through periods of volatility. The liquidity position we had heading into the sell-off enabled us to be in control and protect the portfolio we have built. While we like how Hatteras is positioned for the now improved investing and prepayment environment, we will closely monitor the markets and adjust our portfolio accordingly.”

Dividend

The Company declared a dividend of $0.70 per share of common stock with respect to the quarter ended June 30, 2013 unchanged from the dividend declared for the quarter ended March 31, 2013. Using the closing share price of $24.64 on June 30, 2013, the second quarter dividend equates to an annualized dividend yield of 11.4%.

The Company declared a dividend of $0.4765625 per share of the Company's 7.625% Series A Cumulative Redeemable Preferred Stock with respect to the quarter ended June 30, 2013.

Portfolio

The Company’s weighted average earning assets, consisting of residential mortgage securities issued by Fannie Mae and Freddie Mac (“agency securities”), was $24.8 billion for the quarter ended June 30, 2013, compared to $24.1 billion for the previous quarter. The portfolio’s weighted average coupon was 2.72% during the second quarter of 2013, compared to 2.86% during the first quarter of 2013, reflecting lower rates on new security purchases and coupon resets. The annualized yield on average assets was 1.85% for the second quarter of 2013, compared to 2.06% for the first quarter of 2013, reflecting a higher premium amortization expense and the lower coupon rate.

At June 30, 2013, the Company’s portfolio of agency securities consisted of 89.1% of adjustable-rate agency securities and 10.9% of 15-year fixed-rate agency securities. The Company’s adjustable-rate agency securities portfolio at June 30, 2013 is summarized below.

(Dollars in				Weighted Avg.
thousands)	% of ARM	Current	Weighted Avg.	Amortized		Weighted Avg.
Months to Reset	Portfolio	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
0-12	3.9%	$833,434	2.93%	$101.29	$844,196	$106.40	$886,755
13-24	6.0%	1,276,823	3.95%	$102.32	1,306,484	$105.89	1,351,981
25-36	12.8%	2,751,990	3.17%	$102.40	2,817,912	$104.39	2,872,775
37-48	10.8%	2,359,605	2.63%	$102.69	2,423,176	$102.99	2,430,083
49-60	13.2%	2,880,306	3.07%	$102.61	2,955,497	$103.52	2,981,697
61-72	21.2%	4,651,072	2.67%	$103.15	4,797,678	$102.34	4,759,817
73-84	28.0%	6,251,251	2.21%	$103.38	6,462,677	$100.61	6,289,383
85-96	0.1%	13,075	3.64%	$103.46	13,527	$103.82	13,575
97-108	1.7%	387,101	2.86%	$103.44	400,408	$101.46	392,769
109-120	2.3%	517,595	2.45%	$103.45	535,450	$99.64	515,741
Total ARMS	100.0%	$21,922,252	2.73%	$102.90	$22,557,005	$102.61	$22,494,576

The Company’s fixed-rate agency securities portfolio at June 30, 2013 is summarized below.

			Weighted Avg.
(Dollars in	Current	Weighted Avg.	Amortized		Weighted Avg.
thousands)	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
Total Fixed Rate	$2,740,233	2.51%	$103.70	$2,841,716	$100.77	$2,761,467

Portfolio repayments remained elevated during the second quarter of 2013, and the expense of amortizing the premium on the Company’s securities was $48.8 million, compared to $43.2 million during the first quarter of 2013. The weighted average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annual basis) during the second quarter of 2013 was 28.1%, compared to 26.0% during the first quarter of 2013. The Company’s weighted average one-month CPR for the quarter ended June 30, 2013 was 20.8, as compared to 19.0 for the quarter ended March 31, 2013. CPR measures the unscheduled repayment rate as a percentage of principal on an annualized basis.

Portfolio Financing and Leverage

At June 30, 2013, the Company financed its portfolio with approximately $23.1 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity. The Company’s repurchase debt-to-shareholders’ equity ratio at June 30, 2013 was 9.3 to 1 compared to 7.4 to 1 for the prior quarter. The increase was primarily due to the decrease in average equity. At June 30, 2013, the Company’s repurchase agreements had a weighted average remaining term of approximately 24 days.

The Company uses interest rate swap agreements and Eurodollar futures contracts to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of June 30, 2013, the Company had entered into interest rate swaps with a notional amount of $11.1 billion. The swap agreements, which are indexed to 30-day LIBOR, have an average remaining term of 28 months at an average fixed rate of 1.41%. Of this total, $9.3 billion were in effect as of June 30, 2013 with the remaining $1.8 billion becoming effective over the next 13 months. The Company’s Eurodollar futures contracts, which it does not designate as hedges, represent interest rate swaps in the notional equivalent amount of $800 million with a weighted average interest rate of 1.35% and a term of 56 months.

Book Value

The Company’s book value (shareholders’ equity less preferred stock liquidation preference) per common share on June 30, 2013 was $22.18 compared to $28.18 on March 31, 2013, a decrease of $6.00. The Company’s agency securities declined in price without a similar rate of increase in the value of its interest rate hedges. On a per share basis, book value at June 30, 2013 consisted of $25.16 of common equity, $0.26 of retained earnings, ($1.47) of unrealized loss on agency securities, ($0.44) unrealized loss on forward purchases, and ($1.33) of unrealized losses on interest rate swaps.

Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday July 24, 2013, to discuss financial results for the second quarter ended June 30, 2013. To participate in the event by telephone, please dial (888) 317-6016 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6016. Canada callers should dial (855) 669-9657. A digital replay of the call will be available on Wednesday, July 24, 2013 at approximately 12:00 noon ET through Thursday, August 1, 2013 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10031969. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

Supplemental Information

The Company has provided a supplemental unaudited information package to provide additional disclosure and financial information for the benefit of the Company’s shareholders. This can be found under “Presentations” in the Investor Relations section of the Company’s website at www.hatfin.com.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 1000® index.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe,"”will,” "expect," "intend," "anticipate," "estimate,"”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include, among others, statements about the Company’s portfolio of agency securities and long-term return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company’s Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Table 1

Hatteras Financial Corp.
Consolidated Balance Sheets

(Dollars in thousands, except share amounts)	(Unaudited)
	June 30,2013	December 31, 2012
Assets

Mortgage-backed securities, at fair value
(including pledged assets of $24,163,526 and $22,591,973 at June 30, 2013	$25,256,043	$23,919,251
and December 31, 2012, respectively)
Cash and cash equivalents	88,987	168,424
Restricted cash	149,210	281,021
Unsettled purchased mortgage-backed securities, at fair value	133,597	138,338
Receivable for securities sold	7,251	1,587,535
Accrued interest receivable	73,957	77,113
Principal payments receivable	199,553	190,832
Debt security, held to maturity, at cost	15,000	15,000
Interest rate hedge asset	25,921	-
Other assets	26,856	26,604
Total assets	$25,976,375	$26,404,118

Liabilities and shareholders’ equity
Repurchase agreements	$23,077,252	$22,866,429
Payable for unsettled securities	136,373	137,121
Accrued interest payable	4,773	7,592
Interest rate hedge liability	157,869	243,945
Dividend payable	73,809	73,804
Accounts payable and other liabilities	47,210	2,363
Total liabilities	$23,497,286	$23,331,254

Shareholders’ equity:
7.625% Series A Cumulative Redeemable Preferred stock, $.001 par value, 25,000,000 shares authorized, 11,500,000 shares issued and outstanding at June 30, 2013
and December 31, 2012, respectively ($287,500 aggregate liquidation preference)	278,252	278,252
Common stock, $.001 par value, 200,000,000 shares authorized,
98,830,054 and 98,822,654 shares issued and outstanding at
June 30, 2013 and December 31, 2012, respectively	99	99
Additional paid-in capital	2,495,559	2,494,303
Retained earnings (accumulated deficit)	26,012	37,356
Accumulated other comprehensive income	(320,833)	262,854
Total shareholders’ equity	2,479,089	3,072,864
Total liabilities and shareholders’ equity	$25,976,375	$26,404,118

Table 2

Hatteras Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands, except per share amounts)	Three months	Three months	Six months	Six months
	Ended	Ended	Ended	Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Interest income:
Interest income on mortgage-backed securities	$115,115	$128,720	$239,356	$241,480
Interest income on short-term cash investments	359	441	801	773
Total interest income	115,474	129,161	240,157	242,253

Interest expense	52,079	46,169	105,356	87,278

Net interest income	63,395	82,992	134,801	154,975

Operating expenses:
Management fee	4,714	4,312	9,434	8,154
Share based compensation	627	425	1,256	854
General and administrative	1,602	1,316	2,971	2,229
Total operating expenses	6,943	6,053	13,661	11,237

Other income:
Net gain on sale of mortgage-backed securities	8,802	12,205	11,302	14,710
Net gain on futures contracts	5,485	-	5,536	-
Total other income	14,287	12,205	16,838	14,710

Net income	70,739	89,144	137,978	158,448
Dividends on preferred stock	5,480	–	10,960	–
Net income available to common shareholders	$65,259	$89,144	$127,018	$158,448

Earnings per share - common stock, basic	$0.66	$0.91	$1.29	$1.80

Earnings per share - common stock, diluted	$0.66	$0.91	$1.29	$1.80

Dividends per share of common stock	$0.70	$0.90	$1.40	$1.80

Weighted average common shares outstanding, basic	98,830,054	97,969,074	98,828,827	87,789,596

Weighted average common shares outstanding, diluted	98,830,054	97,969,074	98,828,827	87,789,596

Table 3

Hatteras Financial Corp
Consolidated Statements of Comprehensive Income
(Unaudited)

(Dollars in thousands)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income	$70,739	$89,144	$137,978	$158,448

Other comprehensive income:

Net unrealized (losses) gains on securities available for sale	(613,461)	47,241	(632,313)	72,072
Net unrealized gains (losses) on interest rate hedges	23,580	(33,988)	48,626	(31,734)
Other comprehensive income	(589,881)	13,253	(583,687)	40,338

Comprehensive income	($519,142)	$102,397	($445,709)	$198,786

Table 4

Key Statistics
(Amounts are unaudited and subject to change)

	Three months ended (unaudited)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Statement of Income Data
Interest income	$115,474	$124,683	$131,728	$132,327	$129,161
Interest Expense	(52,079)	(53,277)	(57,019)	(52,767)	(46,169)
Net Interest Income	63,395	71,406	74,709	79,560	82,992

Gain on sale of mortgage-backed securities	8,802	2,500	39,103	10,534	12,205
Net gain on futures contracts	5,485	51	–	–	–

Operating Expenses	(6,943)	(6,718)	(7,065)	(6,044)	(6,053)

Net income	70,739	67,239	106,747	84,050	89,144
Dividends on preferred stock	(5,480)	(5,480)	(5,481)	(2,070)	–
Net income available to common shareholders	$65,259	$61,759	$101,266	$81,980	$89,144

Earnings per share - common stock, basic	$0.66	$0.62	$1.02	$0.83	$0.91

Earnings per share - common stock, diluted	$0.66	$0.62	$1.02	$0.83	$0.91

Weighted average shares outstanding	98,830	98,828	98,812	98,234	97,969

Distributions per common share	$0.70	$0.70	$0.70	$0.80	$0.90

Key Portfolio Statistics
Average MBS	$24,824,334	$24,126,341	$25,783,448	$24,414,506	$21,149,623
Average Repurchase Agreements	$22,701,463	$22,342,818	$23,692,240	$22,541,260	$19,599,942
Average Equity	$3,034,954	$3,066,197	$3,158,139	$2,889,126	$2,762,948
Average Portfolio Yield	1.85%	2.06%	2.04%	2.16%	2.43%
Average Cost of Funds	0.92%	0.95%	0.96%	0.94%	0.94%
Interest Rate Spread	0.93%	1.11%	1.08%	1.22%	1.49%
Return on Average Common Equity	9.47%	8.86%	14.07%	11.78%	12.91%
Average Annual Portfolio Repayment Rate	28.10%	26.01%	26.55%	27.61%	25.42%
Debt to Equity (at period end)	9.3:1	7.4:1	7.4:1	7.3:1	7.5:1
Debt to Capital (at period end)	8.3:1	8.1:1	8.2:1	8.5:1	8.1:1

Note: The average data presented above are computed from the Company’s books and records, using daily weighted values. All percentages are annualized.

Table 5

Mortgage-backed Securities Portfolio as of June 30, 2013
(Amounts are unaudited and subject to change)

(Dollars in thousands)	Agency
	Securities	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency Securities
Fannie Mae Certificates
ARMS	$14,043,290	$(147,577)	$153,385	$14,049,098	55.7%
Fixed Rate	2,127,131	(60,120)	-	2,067,011	8.2%
Total Fannie Mae	16,170,421	(207,697)	153,385	16,116,109

Freddie Mac Certificates
ARMS	8,513,715	(115,264)	47,027	8,445,478	33.4%
Fixed Rate	714,585	(20,129)	-	694,456	2.7%
Total Freddie Mac	9,228,300	(135,393)	47,027	9,139,934

Total Agency Securities	$25,398,721	$(343,090)	$200,412	$25,256,043

Table 6

Repo Borrowings June 30, 2013
(Amounts are unaudited and subject to change)

(dollars in thousands)	June 30, 2013

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$22,569,149	0.37%
30 days to 3 months	508,103	0.38%
3 months to 36 months	-	-
	$23,077,252	0.37%

Table 7

Hatteras Swap Portfolio as of June 30, 2013
(Amounts are unaudited and subject to change)

(dollars in thousands)

		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$ 1,200,000	7	1.90%
Over 12 months to 24 months	3,800,000	19	1.78%
Over 24 months to 36 months	2,700,000	30	1.30%
Over 36 months to 48 months	2,600,000	43	0.91%
Over 48 months to 60 months	800,000	53	0.93%

Total	$ 11,100,000	28	1.41%
(dollars in thousands)

Forward Starting Swaps
included above		Average	Weighted Average
	Notional	Term	Fixed Interest
Cash flow beginning in	Amount	in Months	Rate in Contract

12 months or less	$ 1,600,000	45	0.95%
Over 12 months to 24 months	200,000	56	0.94%

Total	$ 1,800,000	46	0.95%

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
Compass Investor Relations
Mark Collinson, Partner, 714-222-5161
www.compass-ir.com